EXHIBIT 4.9

                   FIRST SUPPLEMENT TO SECURITY AGREEMENT,
                       PLEDGE AND FINANCING STATEMENT


     This First Supplement to Security Agreement, Pledge and Financing Statement (this "Supplement") is made and entered into as of March 2, 1994 by Mesa Operating Co., a Delaware corporation ("MOC") and the successor to Mesa Operating Limited Partnership, formerly a Delaware limited partnership ("MOLP), in favor of Harris Trust and Savings Bank, as Trustee ("Trustee"), for the pro rata benefit of the Noteholders under the Indenture described herein.

                            W I T N E S S E T H
                            - - - - - - - - - -

     WHEREAS, MOLP, MESA Inc., a Texas Corporation ("MESA Inc."), and Mesa Capital Corporation, a Delaware corporation ("Capital"), entered into an Indenture dated as of May 1, 1993 with the Trustee, which indenture has been amended and supplemented by that certain First Supplemental Indenture dated as of January 5, 1994 among MESA Inc., Capital and MOC (collectively, "Mesa") (such indenture as amended and supplemented by such first supplemental indenture and as may from time to time be further amended or modified and in effect, being referenced herein as the "Indenture"); and

     WHEREAS, as of May 1, 1993, MESA Inc., Capital and MOLP issued 12-3/4% Secured Discount Notes due June 30, 1998 in the aggregate principal amount of $569,564,000 (the "Original Notes") pursuant to the Indenture; and

     WHEREAS, pursuant to the Indenture, MOLP entered into that certain Security Agreement, Pledge and Financing Statement dated as of May 1, 1993 in favor of the Trustee, granting the Trustee a lien and security interest to secure, among other things, the Original Notes (the "Original Pledge Agreement"); and

     WHEREAS, pursuant to the Merger Agreement dated as of January 5, 1994, by and among Mesa Inc., MOLP, Mesa Merger Sub 1, Inc. (MOC's name prior to the merger of MOLP with and into MOC) and certain other parties (the "Merger Agreement"), MOC assumed all rights and obligations of MOLP, including without limitation all rights and obligations pursuant to the Indenture, the Original Notes and the Original Pledge Agreement; and

     WHEREAS, pursuant to and in accordance with Section 2.15 of the Indenture, contemporaneously with MOC's delivery of this Supplement, Mesa is issuing additional 12-3/4% Secured Discount Notes due June 30, 1998 in the aggregate principal amount of $48,169,000 (the "Additional Securities"); and

     WHEREAS, it is a condition precedent to the effectiveness of the Additional Securities that MOC execute and deliver this Supplement to secure, among other things, the obligations of Mesa under the Indenture, the Original Notes and Additional Securities;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, MOC and the Trustee hereby agree as follows:

     1.  Capitalized Terms.
         -----------------

     Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Original Pledge Agreement.

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     2.  Amendment of Original Pledge Agreement.
         --------------------------------------

     (a) The definition of "Collateral" is hereby amended by deleting each reference to "MOLP" in such definition and substituting in lieu thereof "MOC."

     (b)  The following definition is added to Section 1.1:

          "MOC" shall mean Mesa Operating Co., a Delaware corporation.

     (c) The definition of "Limited Partnership Interest" in Section 1.1 of the Pledge Agreement is hereby amended in its entirety to read as follows:

     "Limited Partnership Interest" shall mean a seventy-six and 34/100 percent (76.34%) limited partnership interest in HCLP, being part of the limited partnership interest in HCLP owned by MOC.

     (d) The second recital in the Original Pledge Agreement is hereby amended and restated in its entirety as follows:

     WHEREAS, pursuant to the Indenture, Mesa has issued $569,564,000 aggregate principal amount at maturity ($435,750,000 Accreted Value (as defined in the Indenture) at May 1, 1993) of 12.75% Secured Discount Notes due June 30, 1998; and

     (e)  The following definition of the term "Notes" is hereby added to
Section 1.1 of the Original Pledge Agreement:

     "Notes" shall mean the 12.75% Secured Discount Notes issued pursuant to the Indenture, bearing interest at the rates provided for in the Indenture and providing for the payment of attorneys' fees and acceleration of maturity as set forth in the Indenture, with a present maturity date of June 30, 1998 or as otherwise provided in the Indenture, all as more particularly described therein or in the Indenture, including without limitation, the 12.75% Secured Discount Notes dated as of May 1, 1993 in the aggregate principal amount of $567,564,000 and such 12.75% Secured Discount Notes dated as of March 1, 1994 in the aggregate principal amount of $48,169,000, and any extension, renewal, refunding, increase, substitution, replacement, consolidation, modification or rearrangement thereof or thereto.

     (f) Exhibit A to the Original Pledge Agreement is hereby deleted and a new Exhibit A in the form of Exhibit A attached hereto is substituted in lieu thereof.

     3.  Grant of Security Interest.
         --------------------------

     In order to secure the full and prompt payment, performance and observance of the Indebtedness when due (whether at maturity, by acceleration, upon redemption or otherwise), MOC (i) hereby grants, conveys, assigns, transfers and sets over to the Trustee for the pro rata benefit of the Noteholders and to each Noteholder a lien upon and security interest in the Collateral, and (ii) pledges to Trustee for the pro rata benefit of the Noteholders and each Noteholder the Certificate of Subordinated Partial Interest, all upon and subject to the terms and provisions of this Agreement. Such lien and security interest and pledge are made as security only and shall not subject the Trustee or any Noteholder to, or transfer or in any way affect or modify, any obligation of MOC with respect to HCLP, any of the Collateral or any transaction involving or giving rise thereto.

     4.  Miscellaneous.
         -------------

          4.1  Second Lien.
               -----------

          The liens, security interests, assignments and pledges provided for in this Supplement are junior and inferior to the liens, security interests, assignments and pledges of the First Pledge. Further, the Trustee hereby acknowledges that all of the rights, remedies, benefits and obligations provided herein for the benefit of the Trustee are in all respects subject to the terms of the Intercreditor Agreement. Until the First Pledge is no longer outstanding, the parties hereto will not supplement, amend or modify, directly or indirectly, the provisions of this
Section 4.1.

          4.2  Relation to Original Pledge Agreement.
               -------------------------------------

          Notwithstanding anything contained in the Original Pledge Agreement to the contrary, the term "Indebtedness" as used herein and in the Original Pledge Agreement shall include the indebtedness of Mesa to the Noteholders described in the Original Pledge Agreement, the indebtedness of Mesa owed to the Noteholders evidenced by the Additional Securities, and the obligation of Mesa owed to the Noteholders under the Indenture, this Supplement and the other Security Documents. All rights, powers and remedies available to the Trustee under the Original Pledge Agreement shall be exercisable by the Trustee under the Original Pledge Agreement as supplemented hereby and the Original Pledge Agreement as supplemented hereby shall remain in full force and effect. Each reference in such agreement, this Supplement or any other instrument to the Original Pledge Agreement shall mean and be a reference to the Original Pledge Agreement as supplemented hereby.

          4.3  Ratification of Liens.
               ---------------------

          The liens and security interests granted by the Original Pledge Agreement are hereby continued, modified, ratified, and confirmed in accordance with the terms hereof. Except as expressly supplemented, modified and amended hereby, the Original Pledge Agreement shall remain in full force and effect.

          4.4  Rights Cumulative.
               -----------------

          Each and every right, power and remedy herein given to the Trustee shall be cumulative and not exclusive, and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

          4.5  Article and Section Headings.
               ----------------------------

          The article and section headings in this instrument are inserted for convenience and shall not be considered a part of this instrument or used in its interpretation.

          4.6  Notices.
               -------

          The manner and place of service of all notices, requests, demands or other communications to be sent hereunder shall be sent as set forth in
Section 12.02 of the Indenture.

          4.7  Survival of Agreements.
               ----------------------

          All representations and warranties of MOC herein and all covenants and agreements herein not fully and finally performed before the effective date or dates of this Supplement shall survive such date or dates. All covenants and obligations in this Supplement are intended by the parties to be, and shall be construed as, covenants running with the Lands.

          4.8  Counterparts.
               ------------

          This Supplement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

          4.9  Governing Law.
               -------------

          Insofar as this Supplement relates to the creation, perfection or foreclosure of liens and the enforcement of rights and remedies against the Collateral, it shall be governed by the laws of the State of Texas. With respect to all other matters, including without limitation the duties, rights and obligations of the trustee, this Supplement shall be governed by and construed in accordance with the laws of the State of New York. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

                                          MESA OPERATING CO.


                                     By:  /s/ William D. Ballew
                                          ----------------------------------
                                          William D. Ballew
                                          Controller

                                          HARRIS TRUST AND SAVINGS BANK,
                                          as Trustee


                                     By:  /s/ E. Kay Liederman
                                          ----------------------------------
                                          E. Kay Liederman
                                          Vice President

                                                                   Exhibit A

                    HUGOTON CAPITAL LIMITED PARTNERSHIP

                Certificate of Subordinate Partial Interest
                -------------------------------------------

                         Dated as of March 2, 1994

     Pickens Hugoton Company, a Texas corporation and a general partner of Hugoton Capital Limited Partnership, a Delaware limited partnership ("HCLP"), hereby certifies that Harris Trust and Savings Bank, as Trustee (the "Trustee") for the pro rata benefit of the Noteholders (as defined in that certain Indenture dated as of May 1, 1993 among Mesa Inc., a Texas corporation ("Mesa Inc."), Mesa Capital Corporation, a Delaware corporation ("Capital"), and Mesa Operating Limited Partnership, formerly a Delaware limited partnership ("MOLP"), as issuers, and the Trustee, as amended and supplemented by that certain First Supplemental Indenture dated as of January 5, 1994 among Mesa Inc., Capital and Mesa Operating Co., a Delaware corporation and the successor to MOLP ("MOC")) is registered on the books and records of HCLP as the holder of an interest in all rights to money and/or property (and such money and/or property that MOC now has or acquires) in respect of a eleven and 34/100 percent (11.34%) limited partnership interest in HCLP, being part of the limited partnership interest in HCLP owned by MOC (and being in addition to the sixty-five percent (65%) limited partnership interest in HCLP referenced in that certain Certificate of Subordinate Partial Interest dated as of January 5, 1994 and executed by the undersigned), including, without limitation, any proceeds of sale by or on behalf of MOC of such interest, and distributions by HCLP in respect of such interest, whether regular, special or made in connection with the partial or total liquidation of HCLP and whether attributable to profits, the return of any contribution or investment or otherwise attributable to such interest or the ownership thereof, and proceeds of all of the foregoing (the "Collateral").

     This Certificate is subject to the terms and conditions of the security Agreement, Pledge and Financing Statement dated as of May 1, 1993 between MOLP and the Trustee acting for the pro rata benefit of the Noteholders, as amended and supplemented by the First Supplement to Security Agreement, Pledge and Financing Statement dated as of March 1, 1994 between MOC and the Trustee acting for the pro rata benefit of the Noteholders (such Security Agreement, Pledge and Financing Statement as so amended and supplemented being referenced herein as the "Agreement").

     The interests evidenced by this Certificate are subordinate to the prior liens on and security interest in the Collateral created by the First Pledge as defined in the Agreement and are transferable only to the extent the Collateral or any part thereof is transferred in accordance with the Agreement.

     Neither the Trustee nor any of the Noteholders shall become a substituted limited partner of HCLP by virtue of the Agreement or this Certificate.

                                          PICKENS HUGOTON COMPANY



                                     By:  /s/ William D. Ballew
                                          ----------------------------------
                                          William D. Ballew
                                          Controller